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                                                                    EXHIBIT 99.1


CONTACT:

James R. Hirschy                                    Kenneth W. Schneider
First Pacific Networks, Inc.                        First Pacific Networks, Inc.
(408) 943-7602                                      (408) 943-7642


FOR IMMEDIATE RELEASE
---------------------

SAN JOSE, CA -- FEBRUARY 11, 1997 -- First Pacific Networks, Inc. (NASDAQ:FPNX) ("FPN") today announced that it has filed a voluntary petition for bankruptcy protection and reorganization under Chapter 11 of the U.S. Bankruptcy Code.

As previously announced, the Company stated that this action was taken in an effort to return the Company to financial stability. The Company also stated that the Board is continuing to seek long-term financing and has directed management to evaluate all serious proposals with regard to the sale, acquisition or merger of the Company, as well as the sale or licensing of the Company's proprietary technologies.

First Pacific Networks, Inc. develops and markets products for telephone, data and energy management communications over hybrid fiber/coaxial networks, both domestically and internationally.

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